Exhibit 10.2
WHITEHAWK THERAPEUTICS, INC.
$75,000,000
COMMON STOCK
AMENDMENT NO. 1 TO SALES AGREEMENT
        April 25, 2025
TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017

Ladies and Gentlemen:
Whitehawk Therapeutics, Inc. (f/k/a Aadi Bioscience, Inc.), a Delaware corporation (the “Company”), and TD Securities (USA) LLC (as successor to Cowen and Company, LLC) (“TD Cowen”), are parties to that certain Sales Agreement dated March 17, 2022 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company and TD Cowen desire to amend the Original Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) as follows:

1.TD Cowen Name and Address. All references to Cowen and Company, LLC in the Original Agreement are hereby amended to TD Securities (USA) LLC and all references to Cowen in the Original Agreement are hereby amended to TD Cowen. TD Cowen’s address in the Original Agreement is hereby amended and restated to:
TD Securities (USA) LLC
Vanderbilt Avenue
New York, New York 10017
2.Company Name. All references to Aadi Bioscience, Inc. in the Original Agreement are hereby amended to Whitehawk Therapeutics, Inc.
3.Issuance and Sales of Shares. The following sentence is hereby added to the end of the first paragraph of Section 1:
“The Company acknowledges and agrees that sales of the Placement Shares under this Agreement may be made through affiliates of TD Cowen, and that TD Cowen may otherwise fulfill its obligations pursuant to this Agreement to or through an affiliated broker-dealer.”
4.Sale of Placement Shares by TD Cowen. The first paragraph of Section 3 is hereby amended and restated in its entirety to read as follows:

"Sale of Placement Shares by TD Cowen. Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, TD Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) to sell such Placement Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice. TD Cowen will provide written confirmation to the Company (including by email
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correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the close of the Trading Day (as defined below) on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages TD Cowen for a sale of Placement Shares that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act (a “Block Sale”), the Company will provide TD Cowen, at TD Cowen’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as TD Cowen shall reasonably request. Subject to the terms and conditions of the Placement Notice, TD Cowen may sell Placement Shares in negotiated transactions, including block trades or Block Sales, or by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made on or through Nasdaq or on any other existing trading market for the Common Stock, or by any other method permitted by law. TD Cowen shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that TD Cowen will be successful in selling Placement Shares, and (ii) TD Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by TD Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.”
5.Settlement of Placement Shares. The first sentence of Section 5(a) is hereby amended and restated in its entirety to read as follows:
“Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”).”
6.Representations and Warranties of the Company. Section 6(d) is hereby amended and restated in its entirety to read as follows:
“(d)    Reserved.”
7.Representations and Warranties of the Company. Clauses (A) and (C) of Section 6(aa) are hereby amended and restated in its entirety to read as follows:
“(A)    Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor to the Company’s knowledge, any agent, affiliate, representative, or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled, as defined in the applicable laws and regulations, by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union (“EU”), His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized, or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, Cuba, Donetsk People’s Republic, Iran, Luhansk People’s Republic, North Korea, Syria and the Crimea region).
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(C) Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.”
8.Representations and Warranties of the Company. Section 6(kk) is hereby amended and restated in its entirety to read as follows:
“(kk)    FINRA Exemption. The Company does not meet the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6). The Company agrees to notify TD Cowen promptly upon the Company meeting the definition of the term “experienced issuer” as specified in FINRA Rule 5110(j)(6).”
9.Required Filings Relating to Placement of Placement Shares. Section 7(l) is hereby amended and restated in its entirety to read as follows:

“(l)    Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K, the number of the Placement Shares sold through TD Cowen under this Agreement, the volume-weighted average price of the Placement Shares sold, and the gross proceeds to the Company from the sale of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.”
10.Recognition of the U.S. Special Resolution Regimes. Section 20 as set forth below is hereby added immediately following Section 19:

“20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that TD Cowen is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from TD Cowen of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that TD Cowen is a Covered Entity and TD Cowen or a BHC Act Affiliate of TD Cowen becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against TD Cowen are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 20; (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance
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with, 12 C.F.R. § 382.2(b), (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”
11.Schedule 1 is hereby amended in its entirety and replaced as set forth on Schedule 1 hereto.
12.Exhibit 7(m) is hereby amended in its entirety and replaced as set forth on Schedule 2 hereto.
13.All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, unless amended otherwise herein and except with respect to the first paragraph of Section 6, where references to the “date of this Agreement” in the Original Agreement shall refer to each of the date of the Original Agreement and the date of this Amendment.
14.Original Agreement Remains in Effect. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.
15.Entire Agreement. This Amendment, together with the Original Agreement (including all schedules and exhibits attached hereto and thereto), constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof, including but not limited to the letter agreement, dated February 12, 2024, by and between the Company and TD Cowen. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and TD Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment.
16.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
17.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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Delivery of an executed Amendment by one party to the other may be made by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and TD Cowen, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding agreement between the Company and TD Cowen.
Very truly yours,
TD SECURITIES (USA) LLC
By: /s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director
ACCEPTED as of the date
first-above written:
For and on behalf of
WHITEHAWK THERAPEUTICS, INC.
By: /s/ David Lennon
Name: David Lennon
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Sales Agreement]

SCHEDULE 1
FORM OF PLACEMENT NOTICE
From:    [ ]
Cc:    [ ]
To:    [ ]
Date:    [ ]
Subject: TD Cowen At The Market Offering—Placement Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Whitehawk Therapeutics, Inc. (the “Company”), and TD Securities (USA) LLC (“TD Cowen”), dated March 17, 2022, as amended by Amendment No. 1 to Sales Agreement dated April 25, 2025 (together the “Agreement”), I hereby request on behalf of the Company that TD Cowen sell up to [ ] shares of the Company’s common stock, par value $0.0001 per share, at a minimum market price of $[ ] per share. Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold].

SCHEDULE 2
OFFICER CERTIFICATE
The undersigned, the duly qualified and appointed _______________________, of Whitehawk Therapeutic, Inc. (“Company”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Company (and not in the undersigned’s individual capacity), pursuant to Section 7(m) of the Sales Agreement dated March 17, 2022, as amended by Amendment No. 1 to Sales Agreement dated April 25, 2025 (the “Sales Agreement”), between the Company and TD Securities (USA) LLC, that to the best of the knowledge of the undersigned:

(i)    The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
(ii)    The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.
Cooley LLP and Wilson Sonsini Goodrich & Rosati, P.C. are entitled to rely upon this Certificate in connection with the opinions given by such firms pursuant to the Sales Agreement.
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

By:
Name:
Title:

Date: